LORD ABBETT SECURITIES TRUST

                                             Amendment to Declaration
                                              and Agreement of Trust
                                              DATED FEBRUARY 26, 1996


         The undersigned Board of Trustees of Lord Abbett Securities Trust (the "Trust") do hereby establish a new series of the Trust to be designated the INTERNATIONAL SERIES.




/S/     ROBERT S. DOW                               /S/   JOHN C. JANSING


/S/    E. THAYER BIGELOW                            /S/  C. ALAN MACDONALD


/S/    STEWART S. DIXON                             /S/  HANSEL B. MILLICAN, JR.


                                                    /S/   THOMAS J. NEFF




Dated:   September 12, 1996


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